UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

Community Bankers Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9912 Georgetown Pike, Ste D203 Great Falls, VA	22066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 759-0751

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 14, 2007, Community Bankers Acquisition Corp. (the “Company” or “CBAC”) announced that it had entered into an Agreement and Plan of Merger dated as of December 13, 2007, with BOE Financial Services of Virginia, Inc. (“BOE”) (the “Merger Agreement”). The Merger Agreement sets forth the terms and conditions of the Company’s acquisition of BOE through the merger of BOE with and into the Company (the “Merger”). Bank of Essex, a Virginia state bank and a wholly owned subsidiary of BOE, (the “Bank”) will become a wholly owned subsidiary of the surviving corporation in the Merger.

Previously, on September 5, 2007, CBAC entered into an Agreement and Plan of Merger with TransCommunity Financial Corporation (“TFC”). Under the terms of the TFC Merger Agreement, TFC has given its consent to CBAC entering into the BOE Merger Agreement. CBAC expects to consummate the merger with TFC prior to consummating the Merger with BOE.

Under the terms of the Merger Agreement, the Company will issue to the stockholders of BOE, for each share of BOE’s common stock that they own, 5.7278 shares of the Company’s common stock (the “Exchange Ratio”), subject to adjustment as described below. If the daily average closing price for the Company’s common stock for the 20 consecutive days of trading in such stock ending five days before the closing date is less than $7.42, the Company will increase the Exchange Ratio to the quotient obtained by dividing $42.50 by such daily average closing price.

In addition, at the effective time of the Merger, each outstanding option to purchase shares of BOE’s common stock under any of BOE’s stock plans shall vest pursuant to its terms and shall be converted into an option to acquire the number of shares of CBAC’s common stock equal to the number of shares of common stock underlying the option multiplied by the Exchange Ratio. The exercise price of each option will be adjusted accordingly.

The Merger Agreement also provides for the headquarters of the surviving corporation to be in Glen Allen, Virginia and for the headquarters of the Bank to remain the same following the consummation of the Merger. The Board of Directors of the surviving corporation will consist of 14 directors, two of whom will be nominated by CBAC, six of whom will be nominated by TFC and six of whom will be nominated by BOE. In addition, Alexander F. Dillard, Jr., currently Chairman of the Board of Directors of BOE will serve as Chairman of the Board of Directors of the resulting company, Troy A. Peery, Jr., currently Chairman of the Board of Directors of TFC, will serve as a Vice-Chairman of the Board of Directors of the resulting company, and Gary A. Simanson, currently a Director, President and Chief Executive Officer of CBAC, will serve as a Vice-Chairman of the Board. Bruce B. Nolte, currently President and Chief Executive Officer of TFC, will serve as Chief Executive Officer of the resulting company, and George M. Longest, Jr., currently President and Chief Executive Officer of BOE, will serve as President of the resulting company. Bruce E. Thomas, currently Senior Vice President and Chief Financial Officer of BOE, will serve as Chief Financial Officer of the resulting company, and Patrick J. Tewell, currently Chief Financial Officer of TFC, will serve as Chief Accounting Officer of the resulting company.

Consummation of the Merger is subject to the consummation of the merger of CBAC with TFC and a number of customary conditions including the approval of the Merger by the stockholders of each of BOE and CBAC and the receipt of all required regulatory approvals. In addition, if the merger with TFC has not closed at the time of the CBAC stockholder vote on the Merger with BOE, closing of the transaction is also conditioned on holders of fewer than 20% of the shares of CBAC common stock voting against the transaction and electing to convert their CBAC common stock into cash. The Merger with BOE is expected to be completed in the second quarter of 2008. Pursuant to the Merger Agreement either party may terminate the Merger Agreement in the event the Merger is not consummated by June 30, 2008.

A copy of the Merger Agreement is being filed as Exhibit 2.1 to this report and is incorporated by reference into this Item 1.01. The description of the Merger Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company. Such information can be found in the other public filings that the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Merger Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties by the Company are qualified by information in the confidential disclosure schedules attached to the Merger Agreement. While the Company does not believe that these schedules contain information that securities laws require it to disclose publicly, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

Each director and executive officer of BOE entered into a Support Agreement with CBAC and BOE in connection with the execution of the Merger Agreement. In the Support Agreement, each individual agreed to vote the shares that he or she owns in favor of the Merger and against any competing transactions, as described in the Support Agreement, that may arise. In addition, each individual agreed to not transfer such shares as provided in the Support Agreement. A copy of the Support Agreement is being filed as Exhibit E to the Merger Agreement and is incorporated by reference into this Item 1.01.

A copy of the Company’s press release announcing the Merger Agreement is being filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

   Exhibit No.       Description

2.1	Agreement and Plan of Merger, dated as of December 13, 2007, by and between Community Bankers Acquisition Corp. and BOE Financial Services of Virginia, Inc.

99.1	Press Release dated December 14, 2007, announcing execution of the BOE Merger Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 17th day of December, 2007.

COMMUNITY BANKERS ACQUISITION CORP.

By: /s/ Gary A. Simanson
Gary A. Simanson
President and Chief Executive Officer

Exhibit Index

Exhibit       Description

2.1	Agreement and Plan of Merger, dated as of December 13, 2007, by and between Community Bankers Acquisition Corp. and BOE Financial Services of Virginia, Inc.

99.1	Press Release dated December 14, 2007, announcing execution of the BOE Merger Agreement